EXHIBIT 5

                                    May 30, 2000


Motorola, Inc.
1303 East Algonquin Road
Schaumburg, Illinois 60196

      RE:   37,500,000 Shares of Common Stock (par value
            $3.00) including Preferred Stock Purchase Rights and an Indeterminate Number of Related Interests for Motorola, Inc. Omnibus Incentive Plan of 2000 (the "Plan")

Gentlemen:

      We have acted as counsel for Motorola, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 37,500,000 shares of the Company's Common Stock, $3.00 par value (the "Common Stock"), which may be purchased pursuant to the Plan and the related preferred stock purchase rights and other related interests (including options and stock equivalents).

      We have examined or considered:

1.  A copy of the Company's Restated Certificate of
      Incorporation.

           2.  The By-Laws of the Company.

3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

           4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

           5.  A copy of the Plan.

      In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

      Based on the foregoing, we are of the opinion that:

           (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon issuance, pursuant to the terms of the Plan, and the related preferred stock purchase rights and any other related interests, will be duly authorized, legally and validly issued, fully paid and nonassessable.

      We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ McDermott, Will & Emery
                                    McDermott, Will & Emery

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